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                                                                   EXHIBIT 10.11

THIS AGREEMENT is made the 8th day of January 2001

BETWEEN

VIRAGEN (SCOTLAND) LIMITED, Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PZ, Scotland

AND

PETER COOPER ASSOCIATES, Cheviot Lodge, Bemersyde, Melrose, Roxburghshire, TD6 9DP, Scotland

WHEREAS:-

Peter Cooper Associates (herein after known as "PCA") is to provide an advisory service and a project service to Viragen (Scotland) Limited (herein after known as "VSL") and its affiliates upon and subject to the terms set out below.

NOW IT IS HEREBY AGREED as follows:-

1.       APPOINTMENT

         VSL hereby appoints PCA which here by agrees to provide the services of Peter Cooper to act as the Consultant upon and subject to the terms set out below.

2.       CONSULTANT'S OBLIGATIONS

2.1 PCA will use the consultant to provide VSL and its subsidiaries advice on matters relating to the development, manufacture and regulatory approval of Omniferon and other products where there is no pre-existing conflict of interest and to provide advice on the projects contained in the schedule to this agreement.

2.2 PCA AGREES TO PROVIDE THESE SERVICES TO VSL FOR A MAXIMUM OF TWO DAYS EACH WEEK FOR THE FIRST THREE MONTHS OF THIS CONTRACT (OR MORE AS FROM TIME TO TIME MAY BE AGREED), AND FOR TWO DAYS EACH CALENDAR MONTH FOR THE FINAL THREE MONTHS OF THIS CONTRACT (OR MORE AS FROM TIME TO TIME MAY BE AGREED, UP TO A MAXIMUM OF TWO DAYS PER WEEK) SUBJECT TO AGREEMENT BY DR NICOLSON AND FRASIER LESLIE OF THE DAYS TO BE WORKED IN THE FINAL TWO MONTHS OF THIS CONTRACT. PCA ALSO AGREES THAT THE CONSULTANT WILL PROVIDE ADVICE AT OTHER TIMES, AS MAY BE REQUIRED, AND TO RESPOND TO SUCH REQUESTS WITHIN A REASONABLE TIME.

2.3 PCA will provide the services to the standard of skill, integrity and reliability which could reasonably be expected from a Consultant with skills and qualifications held by the Consultant.




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2.4      PCA will provide, to support the monthly fee invoice, a monthly time sheet showing hours worked and on what projects, as per the standard VSL consultant's contract.

2.5 PCA may, (subject to the written consent of VSL), provide an individual other than Peter Cooper to provide the services on its behalf in terms of this Agreement.

         INFORMATION

         PCA shall provide to VSL upon request written reports of its activities on VSL's behalf. PCA shall also upon request make the consultant available for meetings with VSL.

3.       CONFIDENTIALITY

3.1 PCA will operate under the Viragen Confidentiality Agreement dated 13 July 1999 and attached to this document as an Appendix 1.

4.       FEES AND EXPENSES

4.1 As consideration for the provision of the advisory services referred to in paragraphs 2.1, 2.2 and 2.3 above, VSL shall pay to PCA a retainer fee of (pound)500.00 per day (plus VAT) payable in arrears within 28 days of the date of PCA's invoice for such amounts and any expenses referred to in Clause 6.4 below. Time in excess of two days in any one calendar month will be charged at a rate of (pound)500 per day.

4.2 Any invoice not paid within 28 days shall incur an additional charge, calculated on a daily basis for each day after the expiry of the 28 day period during which the fee remains outstanding at Bank Base Rate plus 2% together with a (pound)100 administration charge.

4.3      Invoices will be rendered monthly at the end of each calendar month.

4.4 VSL will also reimburse PCA such travelling, accommodation and communication costs as may be reasonably be incurred in connection with the provision of the services pursuant to this Agreement subject to PCA submitting such supporting evidence thereof as VSL may reasonably require. All air travel will be made by Economy Class. All rail travel will be made by First Class. Car mileage rates will be charged in accordance with those recommended by the Automobile Association (of Great Britain).

4.5 For all payments from outside the United Kingdom VSL shall pay all bank charges for remittance in Pounds Sterling including any charges payable by PCA.

5.       DURATION AND TERMINATION

5.1 This Agreement shall be deemed to have commenced on 01 February 2001 notwithstanding the date hereof and shall continue for six months thereafter, subject to either party's right to terminate it upon one month's written notice.




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5.2      Notwithstanding the provisions of Clause 6.1 above, VSL may at any time by notice in writing immediately terminate this Agreement if PCA shall:

         6.2.1 be in breach of any of the terms of this Agreement which, in the case of breach capable of remedy is not remedied by PCA within 21 days of receipt by it of a notice from VSL specifying the breach and requiring its remedy; or

         6.2.2 be incompetent, guilty of gross misconduct or any negligence in respect of its obligations.

6.       NO EMPLOYMENT OR AGENCY

         Nothing contained in this Agreement shall be construed or have effect as constituting any relationship of employment between VSL and the Consultant. Neither PCA nor the Consultant shall have any right or power whatsoever to contract on behalf of VSL or otherwise bind VSL in any way in relation to third parties unless specifically authorised to do so by VSL.

7.       NOTICES

         Any notice required by this Agreement to be given by one party to the other shall be in writing and shall be serviced by sending the same by registered post or recorded delivery or leaving at the address of the other party specified above or at such other substitute address that party may notify from time to time.

8.       NON-COMPETE

         During the period of this Agreement and for a period of 12 months after its termination, VSL shall not approach either directly or indirectly via any third party, any individual who has been directed by PCA to act as the consultant in terms of this Agreement.

9.       ENTIRE AGREEMENT

         This Agreement sets out the active agreement and understanding between PCA, VSL and the Consultant in relation to its subject matter and supersedes any previous agreement, whether written or oral, between the parties.

10.      GOVERNING LAW

         This Agreement shall be governed and construed in all respects with the Laws of Scotland.

         In witness whereof the parties have executed this Agreement the day and year first above written.

         Signed by         /s/ Magnus Nicolson
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                           Dr Magnus Nicolson

         For and on behalf of Viragen (Scotland) Limited

         Signed by         /s/ Peter Cooper
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                           Dr Peter Cooper

         For and on behalf of Peter Cooper Associates





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